EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Tenax Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share (2)	457(o)			$2,600,000	$0.00011020	$286.52
	Equity	Warrants	457(g)	—	—	—	—	(4)
	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Warrants (2)	457(o)	—	—	$6,500,000	$0.00011020	$716.30
	Equity	Pre-Funded Warrants	457(g)	—	—	(3)	—	(4)
	Equity	Common Stock, $0.0001 par value per share, issuable upon the exercise of the Pre-Funded Warrants (2)	457(g)	—	—	—	—	(4)
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$9,100,000		$1,002.82

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$1,002.82

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $45,500,000 on a registration statement on Form S-1, as amended (File No. 333-269363), which was declared effective by the Securities and Exchange Commission on February 2, 2023. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $9,100,000 is hereby registered.

(2)

Pursuant to Rule 416 under the Securities Act, this registration statement also registers an indeterminate number of shares of the registrant’s Common Stock which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(3)

The proposed maximum aggregate offering price of the Common Stock will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants issued in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Common Stock issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Stock, Warrants and Pre-Funded Warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $15,600,000.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.